Exhibit 10.3

TERM NOTE

$1,200,000                                                     Detroit, Michigan
                                                              September 20, 2004


FOR VALUED RECEIVED, NECI Acquisition, Inc., a Florida Company ("Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Bank"), at its Main Office at 500 Woodward Avenue, Detroit, Michigan or any other office of Bank located in the State of Michigan, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000) in lawful money of the United States of America payable in monthly principal installments in the amounts and on the dates set forth in Section 3.2 of the Agreement (hereinafter defined), until the Term Loan Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable, together with interest thereon as hereinafter set forth.

The principal balance from time to time outstanding hereunder shall bear interest at the rate set forth in the Agreement and interest shall be computed, assessed and payable as set forth in the Agreement.

This Note evidences borrowing under, is subject to, is secured in accordance with, may be prepaid in accordance with, and may be matured under the terms of the Credit Agreement dates as of September 20, 2004 by and between Company and Bank (as the same may be amended or modified from time to time, "Agreement") to which reference is hereby made. As additional security for this Note, Company and Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of, or endorser, guarantor or surely paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

                                                  NECI ACQUISITION, INC.

                                                By: /s/ Robert Farrell
                                                    ---------------------------
                                                    President